For Immediate Release

         Aradyme Corporation Signs Master Agreement with Caselle, Inc.;
            Rolls Out ISV Solution for Standardizing Data Migrations

OREM, Utah - June 12, 2006 - Aradyme Corporation (OTCBB: ADYE), a data management company that provides world-class solutions in data migration/conversion and data integration, today introduced a solution for independent software vendors ("ISVs") that enables them to standardize the data migration/conversion processes involved in implementing the applications they develop for customers. In connection with the release of this solution, Aradyme announced that it has signed a master service agreement with Caselle, Inc., a leader in local governmental financial application software solutions.

Under the terms of the Master Service Agreement, Aradyme will use its ISV solution to provide a comprehensive solution to Caselle and will perform data migration/conversion for five of Caselle's existing application implementation projects. These projects will involve four of Caselle's software applications:
general ledger, accounts payable, payroll, and utility billing.

"We are thrilled to be teaming with Aradyme in providing data migration/conversion solutions to our customers," said Steven Hutchings, president of Caselle. "By using Aradyme's ISV solution and leveraging the knowledge and expertise that Aradyme has in working with general ledger/basic accounting packages and utility billing systems, we anticipate that we will be able to deliver more timely solutions both directly to our customers as well as to our reseller channel."

"There are currently thousands of independent software vendors, each facing multiple challenges in trying to service their customers, one of which is being prepared to handle any and all of the data migration/conversion needs their customers have or potentially risk losing their business" said James R. Spencer, chief executive officer of Aradyme. "Our ISV solution for standardizing data migrations/conversions enables ISVs to simplify the migration processes involved in implementing their applications, improve their profit margins on individual projects, and minimize their risks in providing migration solutions to their customers. This represents a multi-million dollar opportunity for Aradyme, as we are able to work with any one ISV and provide them with data migration/conversion for all their sales by leveraging the automation, flexibility and consistency of our data migration/conversion environment in a standardized, repeatable way."

The need for Aradyme's solution stems from the fact that 71 percent of traditional data migration/conversion projects either fail outright or exceed their allotted budget and implementation schedules (Standish Group). As a result, most ISVs--which specialize in developing applications for customers instead of performing data migrations--typically address complex migrations/conversions in one of three ways: 1) allocate the necessary internal resources required to build a custom migration solution for each of the applications they develop; 2) require their customers to independently cleanse, consolidate and prepare their data for loading into the ISV's application; 3)
encourage their customers to migrate minimal, if any, of their data. All of these have the potential to create additional time, budget and human resource challenges for ISVs and their customers.

The Aradyme solution provides ISVs with an efficient and cost-effective alternative for performing data migrations for their customers, while minimizing their risks of failure and budget and schedule overruns in delivering these services. Aradyme also has the ability to assist ISVs with either all or a portion of a data migration/conversion, as well as support multiple migrations/conversions of nearly any size or scope, thereby providing ISVs with a strong competitive advantage in bidding on and servicing new application projects.

Aradyme's ISV solution is based on a proven data management model that was developed by Aradyme while working on large-scale, custom data migrations/conversions for ISVs and systems integrators such as Syscon Justice
System, Accenture and others. This solution leverages the power and flexibility of Aradyme's next-generation database management system in extracting and analyzing data from virtually any system, and also automates the transformation and loading of that data into an ISV's application.

To learn more about Aradyme's ISV solution, please read the full Aradyme solutions brief at www.aradyme.com/ISV.

Pricing & Availability
Aradyme's ISV solution for standardizing data migration/conversion processes is available now by calling Aradyme at (801)705-5000. The price of the solution varies based on the size and scope of an ISV's data migration/conversion needs.
For more information on Aradyme or Aradyme's ISV solution, visit
www.aradyme.com.

About Caselle, Inc.
Caselle, Inc. is a privately held company that has been designing, testing and supporting governmental financial software for more than 25 years. The company, which has more than 1,500 customers across the United States, offers a wide variety of application software solutions in areas such as business and animal licensing, cash receipting, cemetery management, court management, fund accounting/financial, project management, utility billing and management, water conservation and others. For more information on Caselle, visit the company's web site at www.caselle.com.

About Aradyme Corporation
Aradyme Corporation is a data management company that provides world-class solutions in data migration/conversion, data integration and application development. These solutions are made possible through a mix of proprietary next-generation database technologies, methodologies and experience that enables customers to simplify their data management efforts and substantially increase the quality of their data. By leveraging the company's dynamic-schema database management system, which has been in development for more than 25 years, customers are able to bypass the limitations of traditional database technology and achieve greater flexibility in data handling. For more information about
Aradyme, call (801)705-5000 or visit the company's web site at www.aradyme.com.

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This release contains forward-looking statements. Forward-looking statements are not guarantees of future revenues, sales, agreements, events, growth, or results. Forward looking statements are subject to risks and uncertainties outside Aradyme's control. Actual events or results may differ materially from the forward-looking statements.

Media Contacts:

Kimberly Carroll
Director of Corporate Communications
Aradyme Corporation
Phone: (801)705-5039
kimberly.carroll@aradyme.com